SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2004

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ (Address of principal executive offices)		07078 (Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

          (c) Exhibits

Exhibit	Description
Exhibit 99.1	Press Release of The Dun & Bradstreet Corporation dated July 19, 2004 (furnished pursuant to Item 12).

Item 12. Results of Operations and Financial Condition.

          This Current Report on Form 8-K and the earnings press release attached hereto are being furnished by The Dun & Bradstreet Corporation (“we” or the “Company”) insofar as they disclose historical information regarding the Company’s results of operations or financial condition for the second quarter ended June 30, 2004.

          On July 19, 2004, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

          In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

     The attached press release discloses non-GAAP financial measures. We use the following financial measures to evaluate our performance:

•	Total revenue excluding the revenue of divested businesses, which we refer to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition.

•	Core revenue growth excluding the effects of foreign exchange, which we refer to as “revenue growth before the effects of foreign exchange.” We also separate and analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions.”

•	Results (such as operating income, net income and diluted earnings per share) excluding restructuring charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these restructuring charges and other items as “non-core gains and charges.”

•	Net cash provided by operating activities minus capital expenditures and additions to computer software & intangibles, which we refer to as “free cash flow.”

     We believe “core revenue” is useful to management and investors because it provides an indication of the underlying direction of changes in revenue in a single performance measure without reported revenue of divested businesses which will not be included in future revenue. Management believes that this measure provides valuable insight into the Company’s revenue from ongoing operations and enables investors to evaluate business performance and trends by facilitating a comparison of results of ongoing operations with past reports of financial results. In addition, this measure is used by management to evaluate performance for compensation purposes.

We also isolate the effects of changes in foreign exchange rates on our revenue growth because, while we take steps to manage our exposure to foreign currency, we believe that it is useful to investors to be able to compare revenue from one period to another both with and without the effects of currency translation. We also analyze “organic core revenue growth” and “core revenue growth from acquisitions” because management believes this information provides an important insight into the underlying health of our business.

     We believe presenting results (such as operating income, net income and diluted earnings per share) “before non-core gains and charges” such as restructuring charges is appropriate because these gains and charges are not a component of our ongoing income or expenses and may have a disproportionate positive or negative impact on the results of our ongoing underlying business operations. You should not conclude from our presentation of non-core gains and charges that the items that result in non-core gains and charges will not occur in the future. Non-operating income or expenses and transition costs (period costs such as consulting fees, costs of temporary employees, relocation costs and stay bonuses incurred to implement the Financial Flexibility component of our strategy), all of which are reported at the corporate level, are also not included in our segment results.

     “Free cash flow” measures the Company’s available cash flow for potential debt repayment, [acquisitions], stock repurchases and additions to cash, cash equivalents and short-term investments. We believe free cash flow to be relevant and useful information to our investors as this measure is used by our management in evaluating the funding necessary to support our ongoing business operations and to support our portfolio of product investment decisions. Free cash flow should not be considered as a substitute measure of net cash flows provided by operating activities, and does not necessarily represent amounts available for discretionary expenditures. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

     We believe these measures are useful because they reflect how we manage our business. These adjustments to our results in accordance with generally accepted accounting principles, or GAAP, are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. These adjustments to our GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods and to evaluate performance of the business and for compensation purposes. However, these measures are not prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for total revenue, operating income, net income, diluted earnings per share or net cash provided by operating activities, prepared in accordance with GAAP.

     In addition, you should note that because not all companies calculate these financial measures similarly, or at all, the presentation of these measures is not likely to be comparable to measures of other companies.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ David J. Lewinter

David J. Lewinter
Senior Vice President, General Counsel &
Corporate Secretary

DATE: July 19, 2004